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                                    HACH COMPANY
                       1995 NON-EMPLOYEE DIRECTOR STOCK PLAN
                  AS AMENDED AND RESTATED AS OF NOVEMBER 25, 1997

                          ARTICLE I - PURPOSE OF THE PLAN


               The purpose of the Hach Company 1995 Non-Employee Director Stock Plan is to promote the long-term growth of Hach Company by increasing the proprietary interest of Non-Employee Directors in Hach Company and to attract and retain highly qualified and capable Non-Employee Directors.

                              ARTICLE II - DEFINITIONS

               Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

               2.1 "ANNUAL RETAINER" means the annual cash retainer fee payable by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed from time to time.

               2.2 "AWARD" means an award granted to a Non-Employee Director under the Plan in the form of Options or Shares, or any combination thereof.

               2.3  "BOARD" means the Board of Directors of Hach Company.

               2.4  "CORPORATION" means Hach Company.

               2.5 "COMMON STOCK" shall mean the $1.00 par value Common Stock of Hach Company.

               2.6 "CLASS A COMMON STOCK" shall mean the $1.00 par value Class A Common Stock of Hach Company.

               2.7 "FAIR MARKET VALUE" shall mean the value of one Share of Common Stock or Class A Common Stock determined as follows:

               (a) If the Shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation; or

               (b) If the Shares are traded over-the-counter on the NASDAQ System, the closing price, if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; or


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               (c)  If neither (a) nor (b) above applies, the fair market value of Common Stock and Class A Common Stock as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

               2.8  "OPTION" means an Option to purchase Shares awarded under
Article VII or IX which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

               2.9 "OPTION GRANT DATE" means the date upon which an Option is granted to a Non-Employee Director.

               2.10. "OPTIONEE" means a Non-Employee Director of the Corporation to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

               2.11 "NON-EMPLOYEE DIRECTOR" means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

               2.12 "PLAN" means the Hach Company 1995 Non-Employee Director Stock Plan, as amended and restated from time to time.

               2.13 "STOCK AWARD DATE" means the date on which Shares are awarded to a Non-Employee Director.

               2.14 "SHARES" shall include Common Stock and Class A Common Stock as indicated by the context of the reference.

               2.15 "STOCK OPTION AGREEMENT" means a written agreement between a Non-Employee Director and the Corporation evidencing an Option.

                      ARTICLE III - ADMINISTRATION OF THE PLAN

               3.1 ADMINISTRATOR OF THE PLAN. The Plan shall be administered by a Committee appointed by the Board and consisting of two or more Directors who are not eligible to participate in the Plan ("Committee").

               3.2 AUTHORITY OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the

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Corporation and its stockholders and in accordance with the purposes of the
Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive options under the Plan, the number of Shares subject to any such options or the Plan, or the purchase price thereunder, nor shall the Committee have authority to take any action or make any determination that would materially increase the benefits accruing to participants under the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

               3.3 DETERMINATION OF COMMITTEE. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

               3.4 EFFECT OF COMMITTEE DETERMINATIONS. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Non-Employee Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                         ARTICLE IV - AWARDS UNDER THE PLAN

               Awards in the form of Options shall be granted to Non-Employee Directors in accordance with Article VIII. Awards in the form of Options, Shares of Common Stock or of Class A Common Stock, or any of such Options or Shares, or a combination thereof, may be granted to Non-Employee Directors in accordance with Article IX. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

                              ARTICLE V - ELIGIBILITY

               Non-Employee Directors of the Corporation shall be eligible to participate in the Plan in accordance with Articles VIII and IX.

                      ARTICLE VI - SHARES SUBJECT TO THE PLAN

               Subject to adjustment as provided in Article XII, the aggregate number of Shares which may be issued upon the award of Shares and the exercise of Options shall not exceed One Hundred Fifty Thousand (150,000) Shares of Common Stock and One Hundred Fifty Thousand (150,000) Shares of Class A Common Stock. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

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                    ARTICLE VII - NON-TRANSFERABILITY OF OPTIONS

               All Options granted under the Plan shall not be transferable by a Non-Employee Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event Options may be transferable without failing to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, then each Option shall be transferable to the extent set forth in the related Stock Option Agreement, as determined by the Committee (provided that all Options granted under Article VIII with the same Option Grant Date shall have identical provisions relating to the transferability of such Options). In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian, legal representative or similar person.

                         ARTICLE IX - NON-ELECTIVE OPTIONS

               Each Non-Employee Director shall be granted Options, subject to the following terms and conditions.

               8.1 TIME OF GRANT. On the date of the adoption of this Plan by the Board each present Non-Employee Director shall be granted an Option to purchase Five Thousand (5,000) Shares. Each Non-Employee Director who is first elected or begins to serve as a Non-Employee Director on or after September 10, 1977 shall be granted an Option to purchase Four Thousand (4,000) Shares on the date he or she is elected. On the first business day of September of each year (or, if later, on the date on which a person is first elected or begins to serve as a Non-employee director), each person who is a Non-Employee Director shall be automatically granted an Option to purchase Two Thousand (2,000) Shares which number shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of stockholders. Shares subject to options granted pursuant to the preceding two sentences after September 9, 1997 shall be apportioned equally between Common Stock and Class A Common Stock.

               8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

               8.3 EXERCISE OF OPTIONS. Each Option shall be fully exercisable on and after that date which is six months after the Option Grant Date and, subject to Article X, shall not be exercisable prior to such date. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

               An Option shall be deemed to be exercised when written notice of such exercise (designating the class of stock being exercised if the Option was granted for both classes and both


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classes are then subject to exercise) has been given to the Corporation in accordance with the terms of the Option by the person entitled to exercise the Option. In the event no class is specified in the written notice, the notice of exercise shall be deemed to first apply to Class A Common Stock and secondly to Common Stock if both classes are subject to exercise at the time written notice of exercise is given.

               Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares of the class to be issued together with proof acceptable to the Committee that such Shares have been owned by the Optionee for at least six months prior to the date of exercise of the Option, or a combination of cash and such Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by attesting to the ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of Shares for which attestation of ownership is submitted. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

               8.4 TERMINATION OF SERVICE. In the event of the termination of service on the Board by the holder of any Option by reason of voluntary resignation, (other than for disability or mandatory retirement) or failure, as a nominee, to be elected at an annual meeting of stockholders, the then outstanding Options of such holder shall be exercisable on their stated exercisable date and shall expire three years after such termination, or on their stated expiration date, whichever occurs first. In the case of removal for cause, the then outstanding Options of such holder shall be exercisable only to the extent that they were exercisable on the date of such removal and shall expire six months after such removal or on their stated expiration date, whichever occurs first. Options that are not exercisable on the date of such removal shall be forfeited.

               8.5 RETIREMENT. In the event of termination of service by reason of mandatory retirement pursuant to Board policy, the then outstanding Options shall be exercisable on their stated exercisable dates and shall expire on their stated expiration dates. In the case of retirement prior to the retirement date required by mandatory Board policy, all Options outstanding on the retirement date shall be exercisable on their stated exercisable date and shall expire three years after the retirement date, or on their stated expiration date, whichever comes first.

               8.6 DISABILITY. In the event of termination of service by reason of disability (as defined herein), the outstanding Options shall be exercisable on their stated exercisable dates and shall expire on their stated expiration dates. "Disability" as used herein shall mean an Optionee's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of six months or longer.

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               8.7  DEATH.  In the event of the death of the holder of any
Option, each of the then outstanding Options of such holder shall become immediately exercisable, and shall be exercisable by the holder's beneficiary at any time until the expiration date of the Option (as may be adjusted pursuant to Sections 8.4 or 8.5). Optionee shall designate beneficiaries in accordance with procedures established by the Committee.

               8.8 PAYMENT OF TAX WITHHOLDING. In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of an Option, the Optionee shall pay the Corporation the amount of tax to be withheld or may elect to satisfy such obligation by delivering to the Corporation Shares owned by the Optionee for six months prior to exercising the Option, or by making a payment to the Corporation consisting of a combination of cash and such Shares. The value of any Share of Common Stock or Class A Common Stock delivered to the Corporation pursuant to this Section 8.8 shall be the Fair Market Value on the date to be used to determine the amount of tax to be withheld.


                      ARTICLE IX - ELECTIVE OPTIONS AND SHARES

               Each Non-Employee Director shall be granted Options or Shares, or a combination thereof, subject to the following terms and conditions:

               9.1 TIME OF GRANT. On the first business day of September of each year, Options, Shares of Common Stock or of Class A Common Stock, or any of such Options or Shares, or a combination thereof, shall be granted to each Non-Employee Director who, at least one month prior thereto, files with the Committee or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Retainer. No statement in such written election as to the class of Shares to be received shall be of any effect. In the event a Non-Employee Director does not file a written election in accordance with the second preceding sentence by reason of becoming a Non-Employee Director after the date which is one month prior to the first business day of September in any year, Options, Shares of Common Stock, Class A Common Stock, or any of such Options or Shares, or a combination thereof, shall be granted to such Non-Employee Director on the first day (the "Effective Date") which is one month after the date such Non-Employee Director files with the Committee or its designee such written election; provided, however, that such election may apply only to the portion of such Non-Employee Director's Annual Retainer determined by multiplying such Non-Employee Director's Annual Retainer by a fraction, the numerator of which is the number of days from and including the Effective Date to and including the last day of the period for which such Annual Retainer would otherwise be payable, and the denominator of which is 365 or 366, as the case may be. An election pursuant to the first sentence of this Section 9.1 may be revoked or changed only on or prior to the date which is one month prior to the first business day of the following September. An election pursuant to the third sentence of this Section 9.1 shall be irrevocable. Shares payable in options or shares awarded with respect to an election pursuant to this Section shall be apportioned equally in value between Common Stock and Class A Common Stock.

                                     -6-

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               9.2  NUMBER AND TERMS OF OPTIONS.  The number of Shares
subject to an Option granted pursuant to this Article shall be determined as follows: (i) the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section 9.1 to be payable in Options shall be multiplied by four (4); (ii) one-half of that product shall be divided by the Fair Market Value per share of Common Stock on the Option Grant Date to determine the number of Shares of Common Stock to be subject to the Option granted; (iii) the other one-half of that product shall be divided by the Fair Market Value per share of Class A Common Stock on the Option Grant Date to determine the number of Shares of Class A Common Stock to be subject to the Option granted. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. The purchase price per share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant date. Each Option granted pursuant to this Article shall be exercisable in accordance with and subject to the terms and provisions of Article VIII other than
Section 8.1 thereof.

               9.3 NUMBER OF SHARES. The Number of Shares granted pursuant to this Article shall be determined as follows: (i) the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to
Section 9.1 to be payable in Shares shall be divided in two (2); (ii) one-half of that portion shall be divided by the Fair Market Value per share of Common Stock on the Stock Award Date to determine the number of Shares of Common Stock to be granted pursuant to this Article; (iii) the other one-half of that portion shall be divided by the Fair Market Value per share of Class A Common Stock on the Stock Award Date to determine the number of Shares of Class A Common Stock to be granted pursuant to this Article. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. Upon an Award of Shares to a Non-Employee Director, the stock certificate representing such Shares shall be issued and delivered to the Non-Employee Director, whereupon the Non-Employee Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares.

                           ARTICLE X - CHANGE OF CONTROL

               10.1 EFFECT OF CHANGE OF CONTROL. Upon the occurrence of an event of "Change of Control", as defined below, any and all outstanding Options shall become immediately exercisable.

               10.2 DEFINITION OF CHANGE CONTROL. A "Change of Control" shall occur when:

               (a) the stockholders of the Corporation approve a definitive agreement or plan to merge or consolidate the Corporation with or into another corporation (other than a merger or consolidation which would result in the Voting Stock (as defined below) of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation), or to sell, or otherwise dispose of, all or substantially all of the Corporation's property and assets, or to liquidate the Corporation; or

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               (b)  the individuals who are Continuing Directors of the
                    Corporation (as defined below) cease for any reason to constitute at least a majority of the Board of the Corporation.

               The term "Continuing Director" means (i) any member of the Board who is a member of the Board on September 1, 1995 or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. The term "Voting Stock" means all capital stock of the Corporation which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                       ARTICLE XI - AMENDMENT AND TERMINATION

               The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent and, subject to Article XII, the number of Shares subject to an Option granted under Article VIII, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

                        ARTICLE XII - ADJUSTMENT PROVISIONS

               12.1 If the Corporation shall at any time change the number of issued Shares of Common Stock, Class A Common Stock, or both classes of stock without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares of Common Stock, Class A Common Stock, or both classes of Stock) or make a distribution of cash or property which has a substantial impact on the value of issued Shares of Common Stock, of Class A Common Stock, or both classes of stock, the total number of Shares of Common Stock, Class A Common Stock, or both classes of stock reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option and the number of Shares underlying Options to be issued annually pursuant to Section
8.1 shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Option shall not be changed.

               12.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisitions of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation


                                     -8-

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is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

               12.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Corporation is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by the holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                   ARTICLE XIII - COMPLIANCE WITH SEC REGULATIONS

               It is the Corporation's intent that the Plan comply in all respects with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any related regulations. If any provision of this Plan is later found not to be in compliance with such Rule and regulations, the provision shall be deemed null and void. All grants and exercises of Options under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

                       ARTICLE XIV - MISCELLANEOUS PROVISIONS

               14.1 RIGHTS AS STOCKHOLDER. An Optionee under the Plan shall have no rights as a holder of Common Stock or Class A Common Stock with respect to Option grants hereunder, unless and until certificates for Shares of such stock are issued to the Optionee or such Shares are credited to the Optionee's Account.

               14.2 COMPLIANCE WITH LEGAL REGULATIONS. During the term of the Plan and the term of any Options granted under the Plan, the Corporation shall at all times reserve and keep available such number of Shares as may be issuable under the Plan, and shall seek to obtain from any regulatory body having jurisdiction any requisite authority required in the opinion of counsel for the Corporation in order to grant Options to purchase Shares of Common Stock or Class A Common Stock or to issue Shares of either class of stock pursuant thereto. If in the opinion of counsel for the Corporation the transfer, issue or sale of any Shares under the Plan shall not be lawful for any reason, including the inability of the Corporation to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such transfer, issuance or sale, the Corporation shall not be obligated to transfer, issue or sell any such Shares. In any event, the Corporation shall not be obligated to transfer, issue or sell any Shares to any participant unless a registration statement which complies with the provisions of the Securities


                                     -9-

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Act of 1933, as amended (the "Securities Act"), is in effect at the time with respect to such Shares or other appropriate action has been taken under and pursuant to the terms and provisions of the Securities Act, or the Corporation receives evidence satisfactory to the Committee that the transfer, issuance or sale of such Shares, in the absence of an effective registration statement or other appropriate action, would not constitute a violation of the terms and provisions of the Securities Act.

               14.3 COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Corporation and not charged to any Option or to any Non-Employee Director receiving an Option.

                            ARTICLE XV - EFFECTIVE DATE

               The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by a majority of all the votes cast at the 1996 annual meeting of stockholders, shall become effective as of the date of approval by the Board. If stockholder approval is not obtained at the 1996 annual meeting of stockholders, the Plan shall be nullified.


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